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                                  EXHIBIT 10.1

                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS
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SECTION 1 - PARTICIPATION..............................................................................2
         1.01     Eligibility Requirements.............................................................2
         1.02     Service for Eligibility..............................................................2
         1.03     Effect of Rehire on Prior Eligibility Service........................................2

SECTION 2 - CONTRIBUTIONS..............................................................................3
         2.01     Regular Employer Contributions.......................................................3
         2.02     Employer Contribution to Reduce Loan Obligation......................................3
         2.03     Rollover Contributions/Participant Contributions.....................................3
         2.04     Limitations on Annual Additions......................................................3
         2.05     Corrective Adjustments...............................................................4
         2.06     Limitation on Reversion of Contributions.............................................5

SECTION 3 - ALLOCATION OF EMPLOYER CONTRIBUTIONS.......................................................6
         3.01     Allocation of Regular Contributions and Forfeitures..................................6
         3.02     Allocation of Employer Shares Purchased with Proceeds of Plan Loan...................6
         3.03     Special Restriction on Allocation....................................................6

SECTION 4 - PARTICIPANTS' ACCOUNTS.....................................................................7
         4.01     Establishment of Employer Contributions Accounts.....................................7
         4.02     Establishment of Suspense Account (Effective on and after January 1, 1998 and prior to October 15, 1999)...........................................................7
         4.02     Establishment of Suspense Account (Effective on and after October 15, 1999)..........7

SECTION 5 - PLAN INVESTMENTS...........................................................................9
         5.01     Primary Investment...................................................................9
         5.02     Diversification Requirements.........................................................9

SECTION 6 - VALUATION OF PARTICIPANTS' ACCOUNTS.......................................................11
         6.01     Valuations..........................................................................11
         6.02     Method of Adjustment................................................................11


SECTION 7 - RETIREMENT BENEFITS.......................................................................12
         7.01     Eligibility for Retirement..........................................................12
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SECTION 8 - DEATH BENEFITS............................................................................13
          8.01    Eligibility for Death Benefit.......................................................13
          8.02    Designation of Beneficiary..........................................................13
          8.03    Distribution of Deathz Benefit......................................................14


SECTION 9 - DISABILITY BENEFITS.......................................................................15
          9.01    Amount of Disability Benefit........................................................15
          9.02    Determination of Total and Permanent Disability.....................................15


SECTION 10 - TERMINATION OF EMPLOYMENT BENEFITS.......................................................16
         10.01    Amount of Benefits Upon Termination of Employment...................................16


SECTION 11 - VESTING..................................................................................17
         11.01    Determination of Vested Benefits....................................................17
         11.02    Full Vesting at Normal Retirement Age...............................................17
         11.03    Service for Vesting.................................................................17
         11.04    Effect of Break in Service on Vesting...............................................17
         11.05    Forfeitures.........................................................................18


SECTION 12 - PAYMENT OF BENEFITS......................................................................19
         12.01    Method of Payment...................................................................19
         12.02    Timing of Payments..................................................................19
         12.03    Distributions After Death...........................................................20
         12.04    Consent and Cash-Out Requirements...................................................21
         12.05    Eligible Rollover Distributions.....................................................22
         12.06    Put Option..........................................................................23
         12.07    Right of First Refusal..............................................................24
         12.08    Installment Distributions...........................................................24

SECTION 13 - TRUST AGREEMENT..........................................................................26
         13.01    Description of Trust Agreement......................................................26


SECTION 14 - PLAN ADMINISTRATION......................................................................27
         14.01    Plan Administrator..................................................................27
         14.02    Duties of Plan Administrator........................................................27
         14.03    Interpretation of Document..........................................................27


SECTION 15 - AMENDMENT AND TERMINATION................................................................28
         15.01    Sponsor's Right to Amend or Terminate the Plan......................................28


SECTION 16 - DISTRIBUTIONS ON PLAN TERMINATION........................................................29
         16.01    Full Vesting on Plan Termination....................................................29
         16.02    Payment on Plan Termination.........................................................29
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         16.03    Discontinuance of Contributions; Partial Termination of Plan........................29


SECTION 17 - CREDITORS OF PARTICIPANTS................................................................30
         17.01    Non-Assignability...................................................................30
         17.02    Qualified Domestic Relations Orders.................................................30


SECTION 18 - CLAIMS PROCEDURES........................................................................31
         18.01    Filing a Claim for Benefits.........................................................31
         18.02    Denial of Claim.....................................................................31
         18.03    Remedies Available to Claimants.....................................................31


SECTION 19 - TOP HEAVY RULES..........................................................................33
         19.01    Definitions.........................................................................33
         19.02    Top Heavy Status....................................................................34
         19.03    Minimum Contributions...............................................................35
         19.04    Top Heavy Vesting...................................................................35


SECTION 20 - VOTING RIGHTS............................................................................37
         20.01    Participant Voting Rights with Respect to Allocated Shares..........................37
         20.02    Participant Voting Rights with Respect to Unallocated Shares........................37


SECTION 21 - EXEMPT LOANS.............................................................................38
         21.01    Authority to Borrow.................................................................38
         21.02    Requirements for Plan Loans.........................................................38


SECTION 22 - MISCELLANEOUS............................................................................40
         22.01    Employer's Right to Terminate Employees.............................................40
         22.02    Gender and Number...................................................................40
         22.03    Merger or Consolidation.............................................................40
         22.04    Named Fiduciaries...................................................................40
         22.05    Limitations on Payment; Missing Participant.........................................40
         22.06    Additional Service Credits..........................................................41
         22.07    Uniformed Services Employment and Reemployment Rights Act...........................41
         22.08    Nonterminable Protections and Rights................................................41
         22.09    Dividends...........................................................................41
         22.10    Use of Return of Capital with Respect to Employer Shares............................42
         22.11    Minimum Distributions...............................................................42
         22.12    Qualified Transportation Fringe Compensation........................................42
         22.13    Mistakes or Misstatements...........................................................42


SECTION 23 - DEFINITIONS..............................................................................44
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                     UNITED COMMUNITY FINANCIAL CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN

                  United Community Financial Corp. (the "Sponsor") hereby adopts, as of the Effective Date, the following amended and restated employee stock ownership plan (hereinafter referred to as the "Plan"). The Plan will be maintained for the exclusive benefit of the Employer's eligible Employees and, where applicable, the Beneficiaries of such Employees. It is intended that the Plan, together with the Trust Agreement, will comply with the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. The Plan was originally effective as of January 1, 1998.

                  Unless otherwise provided in the terms of this amended and restated Plan, the vested interest of a Participant who terminated employment is determined by the provisions of the Plan in effect on the date the Participant terminated employment.

                            SECTION 1 - PARTICIPATION

1.01          ELIGIBILITY REQUIREMENTS

              Each Employee of the Employer who is classified by the Employer as a "part-time employee" shall be eligible to participate in the Plan on the Entry Date coinciding with or first following the date on which he has completed a Year of Eligibility Service and has attained age 20. A part-time Employee shall also be given credit for all Years of Eligibility Service with an Affiliate which is not a participating employer.

              Each Employee of the Employer who is classified by the Employer as a full-time Employee shall be eligible to participate in the Plan on the Entry Date coinciding with or first following the date on which he has completed 6 months of service and has attained age 20. A full-time employee will be given credit for a month of service if such full-time employee is employed by the Employer or an Affiliate at any time during such month.

              An individual who ceases to be classified by the Employer as an Employee but who remains actively employed by the Employer or an Affiliate will not be treated as being eligible to receive a distribution from the Plan pursuant to Section 10.01 until his termination of employment from the Employer and all Affiliates.

1.02          SERVICE FOR ELIGIBILITY

              An Employee will be credited with a "Year of Eligibility Service" on the last day of an Eligibility Computation Period in which he is credited with at least 1,000 Hours of Service. An Employee's "Eligibility Computation Period" is a 12-month period beginning on his Employment Commencement Date or, to the extent necessary, any anniversaries of such Employment Commencement Date.

1.03          EFFECT OF REHIRE ON PRIOR ELIGIBILITY SERVICE

              A former Participant who is reemployed by the Employer following the termination of his employment with the Employer and all Affiliates will participate in the Plan on the date of his reemployment with the Employer, provided that he is classified as an Employee on such date.

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                            SECTION 2 - CONTRIBUTIONS

2.01          REGULAR EMPLOYER CONTRIBUTIONS

              Subject to its right to terminate or amend the Plan, for each Plan Year, the Employer may contribute and pay to the Trustee of the Trust Fund created for the purpose of carrying out this Plan a contribution in cash or in Employer Shares as the Board of Directors of the Sponsor may in its discretion determine.

              The amount of such contribution by the Employer to be paid to the Plan in any year will be such amount as the Board of Directors of the Sponsor may in its discretion determine, provided, however, that in any year, the amount contributed pursuant to this section will not exceed the maximum amount deductible from the Employer's income for such year under Section 404(a)(3) of the Code.

2.02          EMPLOYER CONTRIBUTION TO REDUCE LOAN OBLIGATION

              Subject to its right to terminate or amend the Plan, in addition to the contributions authorized by Section 2.01, the Employer may in its discretion contribute amounts sufficient to enable the Trustee to pay, on or before the due date thereof, each installment of principal and interest on a Plan loan used to acquire Employer Shares, as further described in Section 21, provided that the amounts contributed in any year by the Employer pursuant to this Section 2.02 will not exceed the maximum amount deductible from the Employer's income for such year under Section 404(a)(9) of the Code.

2.03          ROLLOVER CONTRIBUTIONS/PARTICIPANT CONTRIBUTIONS

              Neither rollover contributions nor Participant contributions to the Plan are permitted.

2.04          LIMITATIONS ON ANNUAL ADDITIONS

              Annual Additions to each Participant's Account will not exceed the lesser of (a) $30,000, or such increased amount as permitted by the Secretary of the Treasury; or (b) 25% of the Participant's Section 415 Limit Compensation paid or made available for a Limitation Year. If the Annual Additions allocated to a Participant's Account for a Limitation Year is in excess of the limitations set forth in this paragraph, such excess will be considered an "excess Annual Addition."

              For the purpose of this section, Section 2.04, "Section 415 Limit Compensation" means compensation as defined in Treasury Regulation Section 1.415-2(d)(1)-(3), or one of the alternative definitions of compensation set forth in Treasury Regulation Section 1.415-2(d)(11)(i) or (ii), as selected by the Plan Administrator.

              For the purpose of this section, Section 415 Compensation will include "elective deferrals," as such term is defined by Section 402(g)(3) of the Code, and amounts contributed or deferred at the election of the Participant by the Employer that are not includable in the gross income of the Participant by reason of Section 125, Section 457, or for Limitation Years commencing on and after January 1, 2001, Section 132(f)(4) of the Code.

              The following paragraphs of this section are effective for all Limitation Years prior to the first Limitation Year commencing on or next following January 1, 2000. If the Participant is, or was, covered under a defined benefit plan and a defined contribution plan maintained by the Employer or an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any Limitation Year.

              The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all defined benefit plans (whether or not terminated) maintained by the Employer or an Affiliate, and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Code Section 415(b)(1)(A) in effect for the Limitation Year; or (ii) 1.4 times the Participant's average compensation for the three consecutive years that produced the highest average.

              The defined contribution plan fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all defined contribution plans maintained by the Employer (whether or not terminated) or an Affiliate for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer or an Affiliate: (i) 1.25 times the dollar limitation in effect under Code Section 415(c)(1)(A); or (ii) 1.4 times the amount that may be taken into account under Code Section 415(c)(1)(B).

              For any years in which the Plan is "top heavy," "1.0" will be substituted for "1.25" in the preceding two paragraphs.

              If, in any Limitation Year, the sum of the defined benefit plan fraction and the defined contribution plan fraction exceeds 1.0, the rate of benefit accruals under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

2.05          CORRECTIVE ADJUSTMENTS

              If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's annual compensation, or under other limited facts and circumstances that the Commissioner will specify, an excess Annual Addition exists, such excess will be disposed of by reducing contributions made by the Employer and allocated to the Participant's Account for the applicable Limitation Year in the next and succeeding Limitation Years until such excess is reduced. If an excess Annual Addition exists at the end of the Limitation Year and the Participant was not covered by the Plan as of the last day of such Limitation Year, such excess will be treated as a forfeiture to be held unallocated in a suspense account and applied to reduce contributions made by the Employer for all remaining Participants in the next and succeeding Limitation Years prior to any contributions being made by the Employer to the Plan for such year.

              If an excess Annual Addition exists as a result of a Participant being a participant in another defined contribution plan maintained by the Employer or Affiliate, the excess Annual Addition will be treated in accordance with this Section 2.05 unless treated as an excess annual addition in the other plan.

2.06          LIMITATION ON REVERSION OF CONTRIBUTIONS

              Prior to the satisfaction of all liabilities to Participants and Beneficiaries, except as provided in paragraphs (a) through (d) below, all assets of the Trust Fund will be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.

              (a) In the event any contribution made by the Employer to the Plan is made based upon a mistake of fact, such contribution may be returned to the Employer within one year after the date it was contributed to the Plan.

              (b) In the event that the Office of District Director of the Internal Revenue Service, upon initial application of the Sponsor for approval of the Plan, and after an opportunity has been given the Sponsor to make any changes to the Plan and Trust Agreement which may be suggested by such office for approval of the Plan and Trust Agreement, rules that the Plan and Trust Agreement fail to qualify as tax exempt under Sections 401 and 501 of the Code, then the Plan and Trust Agreement will become null and void and the then market value of the contributions made by the Employer to the Trust prior to the date of such initial determination as to qualification will be returned by the Trustee within one year of the date of denial of qualification. This paragraph
(b) will not be applicable unless the application by the Employer is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

              (c) In the event that a contribution made by the Employer to the Plan is disallowed as a tax-deductible expense under Section 404 of the Code, then such contribution, to the extent that the deduction is disallowed, less the net losses, if any, attributed thereto, will be returned to the Employer within one year after the disallowance of the deduction.

              (d) In the event that the Plan is terminated, all amounts held in a suspense account will be allocated to the Accounts of active Participants in a nondiscriminatory manner, as determined by the Plan Administrator. To the extent that any amounts held in the suspense account cannot be allocated due to the application of Section 415 of the Code, the excess amounts will be treated as a reversion and distributed to the Sponsor or Employer after the payment to Participants and Beneficiaries of their Account.

                SECTION 3 - ALLOCATION OF EMPLOYER CONTRIBUTIONS

3.01          ALLOCATION OF REGULAR CONTRIBUTIONS AND FORFEITURES

              As of the last day of each Plan Year, the Employer's regular contribution made pursuant to this Section 3.01, and any Forfeitures available for such year, will be allocated to the Accounts of Participants who are both
(a) credited with at least 1,000 Hours of Service during the Plan Year while an Employee; and (b) are actively employed by the Employer on the last day of the Plan Year. The amount allocated to the Account of a Participant entitled to share in the allocation pursuant to this Section 3.01 for the Plan Year will be in the same proportion to the total amounts available for allocation as the Compensation of such eligible Participant for the Plan Year bears to the Compensation of all eligible Participants for such Plan Year.

3.02          ALLOCATION OF EMPLOYER SHARES PURCHASED WITH PROCEEDS OF PLAN
              LOAN

              Employer Shares purchased with the proceeds of a Plan loan will be held in a suspense account and allocated to eligible Participants' Employer Contributions Accounts as such loans are reduced and such Shares are released. Each year the number of Employer Shares released under all Plan loans will be allocated to each eligible Participant's Employer Contributions Account in the same manner as the Employer's regular contribution is allocated pursuant to
Section 3.01. Employer Shares described in this Section 3.02 will be released pursuant to one of the methods referenced in Section 21.02(f).

3.03          SPECIAL RESTRICTION ON ALLOCATION

              Notwithstanding any provision contained herein, no portion of the assets of the Plan attributable to Employer Shares acquired by the Plan in a sale to which Section 1042 of the Code applies may be allocated, either directly or indirectly, (a) to the Employer Contributions Account of a Participant who owns, after application of Section 318(a) of the Code, more than 25% of either
(i) any class of outstanding stock of the Employer; or (ii) the total value of any outstanding stock of the Employer; or (b) during the "non-allocation period" [as defined in Code Section 409(n)], to the Employer Contributions Account of a Participant who makes an election under Code Section 1042(a) with respect to Employer Shares or to any person "related" to such Participant, within the meaning of Code Section 267(b).

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                       SECTION 4 - PARTICIPANTS' ACCOUNTS

4.01          ESTABLISHMENT OF EMPLOYER CONTRIBUTIONS ACCOUNTS

              The Plan Administrator will establish and maintain an Employer Contributions Account for each Participant to record:

              (a) his share of the Employer contributions and Forfeitures allocated under Section 3; and

              (b) his share of the net income, or net losses, resulting from the investment thereof.

              The Plan Administrator may establish other accounts for the benefit of a Participant to the extent it deems necessary for the proper administration of the Plan.

4.02 ESTABLISHMENT OF SUSPENSE ACCOUNT (EFFECTIVE ON AND AFTER JANUARY 1, 1998 AND PRIOR TO OCTOBER 15, 1999)

              The Plan Administrator will establish and maintain a suspense account to record the number of Employer Shares encumbered under all outstanding Plan loans. As described in Section 3.02, Employer Shares will be transferred from the suspense account and allocated to the Participants' Employer Contributions Accounts as such Shares are released from encumbrance.

4.02          ESTABLISHMENT OF SUSPENSE ACCOUNT (EFFECTIVE ON AND AFTER
              OCTOBER 15, 1999)

              The Plan Administrator shall establish and maintain a suspense account to record the number of Employer Shares, or the proceeds of such shares, encumbered under all outstanding Plan loans. To the extent amounts held in the suspense account represent monies received as a result of a transaction classified by the Sponsor as a "return of capital," the Plan Administrator shall, as soon as administratively practicable after the receipt of such monies, direct the trustee to purchase additional Employer Shares (referred to as "Additional Employer Shares").

              Solely for the purpose of Section 21.02(f), to the extent that all monies representing the return of capital have not been used to purchase Employer Shares by the last day of the Plan Year immediately following the date such monies are credited to the suspense account, the "number of encumbered securities held immediately before release" will be deemed to be increased by the number of Employer Shares actually purchased by the monies representing the return of capital (plus earnings and dividends on such amounts) during the period beginning on the first day of the following Plan Year and ending on the last day of second month of such following Plan Year.

              As described in Section 3.02, Employer Shares shall be transferred from the suspense account and allocated to the Participants' Employer Contributions Account as such Shares are released from encumbrance under the terms of the applicable Plan loans. Additional Employer Shares shall be transferred from the suspense account and allocated to the Participants' Employer Contributions Accounts at the same time and in the same proportion as Employer Shares.

                          SECTION 5 - PLAN INVESTMENTS

5.01          PRIMARY INVESTMENT

              The Plan is intended to be a stock bonus plan under Section 401(a) of the Code and is hereby designated to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code. As an employee stock ownership plan, the Plan will invest primarily in Employer Shares. Any Plan assets not invested in Employer Shares will be invested in accordance with the provisions of the Trust Agreement. To this end, the Plan Administrator shall appoint an investment committee to direct the investment of Plan assets not invested in Employer Shares.

5.02          DIVERSIFICATION REQUIREMENTS

              (a) A Participant who has completed at least ten years of participation in the Plan and who has attained age 55 may elect, within the first 90 days of each of the six Plan Years immediately following the Plan Year in which he first satisfies such requirements (the "election period"), to direct the Plan as to the investment of up to 25% of the total balance of his Account attributable to Employer Shares (to the extent such 25% portion exceeds the amount to which a prior election under this paragraph applies). In the case of the Plan Year in which the Participant can make his last such election, the preceding sentence will be applied by substituting "50%" for "25%." The Participant's direction will be provided to the Plan Administrator in writing. The Plan Administrator may elect to exclude from the requirements of this
Section 5.02: (i) all Employer Shares acquired by the Plan on or before December 31, 1986; or (ii) to the extent the market value of the Employer Shares held on behalf of a Participant in his Account as of a Valuation Date applicable to the election period does not exceed $500, such Employer Shares.

              (b) To the extent the diversification requirements of this Section
5.02 are applicable to a Participant, the Plan may, notwithstanding Section 409(d) of the Code:

                     (i) distribute the portion of the Participant's Account
              directed by the Participant within the first 180 days of the Plan Year in which the election is made. Such distribution will be subject to the requirements of Code Section 411(a)(11)(A);

                     (ii) offer at least three investment options (other than
              Employer Shares) to each Participant and, if the Participant so elects, by investing, within the first 180 days of the Plan Year in which the election is made, the amount of the Participant's diversification election in the option(s) selected by the Participant; or

                     (iii) provide a Participant with the opportunity to
              transfer a portion of his Account to another qualified defined contribution plan of the Employer that offers at least three (3) investment options (other than Employer Shares) and, if the Participant so elects, by transferring, within the first 180 days of the Plan Year in which the election is made, the amount of the Participant's diversification election in the option(s) selected by the Participant. Such transfer will comply with Code Sections 414(l), 411(d)(6) and 401(a)(11).

                 SECTION 6 - VALUATION OF PARTICIPANTS' ACCOUNTS

6.01          VALUATIONS

              As of each Valuation Date, the Plan Administrator will obtain the value of the assets of the Trust Fund from the Trustee on the basis of the market value of the assets of the Trust Fund. On the basis of such valuation, the Participants' Accounts will be adjusted as of such Valuation Date to reflect the effect of income received or accrued, realized and unrealized profits and losses, expenses, Forfeitures, payments to Participants and all other transactions in the period since the last preceding Valuation Date.

              For purposes of obtaining the valuation of Employer Shares under this section and with respect to all other activities carried on by the Plan which require the valuation of Employer Shares, at all times during which the Employer Shares are not readily tradable on an established securities market, such valuations will be made by an "independent appraiser," within the meaning of Section 401(a)(28)(C) of the Code.

6.02          METHOD OF ADJUSTMENT

              The amount to the credit of each Participant's Account as of each Valuation Date will be adjusted as of each succeeding Valuation Date by the following credits and charges in the order specified below:

              (a) There will be debited the total amount of all disbursements made from a Participant's Account during the period since the last Valuation Date.

              (b) There will be credited or debited to a Participant's Account that portion of the net increase or net decrease of the value of the assets of the Trust Fund since the last Valuation Date (including the value of non-distributed dividends on allocated Employer Shares). Such amounts will be allocated to a Participant's Account (after the amounts allocated in Section 6.02(a)) based on the ratio that the balance of his Account bears to the total balance of all Accounts.

              (c) There will be credited to his Account the Employer's contributions, Forfeitures and Employer Shares that are allocable to a Participant pursuant to Section 3 of this Plan. In allocating Forfeitures, Employer Shares attributable to the loan made pursuant to Section 21 will be allocated only after all other amounts required to be forfeited and allocated to Participants' Accounts for the applicable Plan Year have been allocated.

                         SECTION 7 - RETIREMENT BENEFITS

7.01          ELIGIBILITY FOR RETIREMENT

              A Participant who terminates his employment with the Employer on or after attaining his Early Retirement Age will become eligible for a retirement benefit equal to the entire value of his Account. Subject to Section 12.04, a Participant who is eligible for a distribution pursuant to this section may elect among the forms of benefits set forth in Section 12.01.

                           SECTION 8 - DEATH BENEFITS

8.01          ELIGIBILITY FOR DEATH BENEFIT

              The Beneficiary of a Participant who died prior to his termination of employment from the Employer and all Affiliates will be entitled to the entire value of the deceased Participant's Account. The Beneficiary of a Participant who died on or after his termination of employment from the Employer and all Affiliates will be entitled to the vested value of the Participant's Account.

8.02          DESIGNATION OF BENEFICIARY

              (a) Subject to the provisions of Section 8.03, each Participant will designate, by a written instrument filed with the Plan Administrator, one or more Beneficiaries who, upon the death of the Participant, will be entitled to receive the death benefit described in Section 8.01. If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments must be made to each Beneficiary. To the extent that the Participant does not specify either the sequence or proportion in which payments are to be made to each Beneficiary, payments will be made in equal shares to all named Beneficiaries then living at the time of the Participant's death. To the extent otherwise consistent with the Plan, a Participant may change his Beneficiary from time to time by written notice delivered to the Plan Administrator in the manner prescribed by the Plan Administrator. If, with regard to all or a portion of a Participant's Account, no Beneficiary has been designated or if no designated Beneficiary is living at the time of the Participant's death, payment of such death benefit, if any, to the extent permitted by law, will be made to the surviving person or persons in the first of the following classes of successive preference of Beneficiaries: (i) Surviving Spouse; (ii) executors or administrators of the estate of such deceased Participant. Any minor's share will be paid to such adult or adults as have, in the opinion of the Plan Administrator, assumed custody and support of such minor. Proof of death satisfactory to the Plan Administrator must be furnished prior to the payment of any death benefit under the Plan.

              (b) If benefits under the Plan are paid to a Beneficiary pursuant to this Section 8 in a form other than a lump sum, such Beneficiary may name in a writing filed with the Plan Administrator an individual or individuals to receive the remainder of such benefit upon the death of the Beneficiary. In the absence of such a designation by the Beneficiary, such remaining benefit, if any, will be paid to the estate of the Beneficiary. If a Beneficiary is alive at the time of the Participant's death but dies prior to the commencement of benefits to him or her, the death benefit payable to the Beneficiary pursuant to this Section 8 will be paid to the estate of such Beneficiary.

8.03          DISTRIBUTION OF DEATH BENEFIT

              If a Participant dies without a Surviving Spouse and prior to the commencement of his retirement benefits, the death benefit described in Section
8.01 will be distributed to his Beneficiary. Subject to Section 12.04, the Beneficiary may elect among any of the forms of benefits available to Participants as set forth in Section 12.01.

              If a Participant dies with a Surviving Spouse and prior to the commencement of his retirement benefits, the death benefit described in Section
8.01 will be paid to his Surviving Spouse. Subject to Section 12.04, the Surviving Spouse may elect among any of the forms of benefits available to Participants as set forth in 12.01. However, if the Spouse consents to an alternate Beneficiary to receive the death benefit described in Section 8.01, such death benefit will be distributed to the alternate Beneficiary in accordance with the preceding paragraph. For purposes of the preceding sentence, the consent of the Spouse must (a) be in writing; (b) designate a specific Beneficiary, including any class of beneficiaries or contingent beneficiaries, which may not be changed without the consent of the Spouse (or the Spouse expressly permits designations by the Participant without further consent of the Spouse); (c) acknowledge the effect of such consent; and (d) be witnessed by a Plan representative or notary public.

              If a Participant dies after the commencement of his retirement benefit and prior to the complete distribution of his Account, his Beneficiary will be entitled to the remaining amount in his Account. In such case, if the Participant either fails to designate a Beneficiary or a Beneficiary is not alive at the time of the Participant's death, such death benefit will be payable to the surviving person or persons in accordance with Section 8.02(a).

              All distributions made pursuant to this section will also comply with the provisions of Section 12.03.

                         SECTION 9 - DISABILITY BENEFITS

9.01          AMOUNT OF DISABILITY BENEFIT

              A Participant who becomes "totally and permanently disabled," as defined in Section 9.02 below, will be entitled to the entire value of his Account. A Participant who is eligible for a distribution pursuant to this section may elect among the forms of benefits set forth in Section 12.01.

9.02          DETERMINATION OF TOTAL AND PERMANENT DISABILITY

              A Participant will be considered to be "totally and permanently disabled" if it is established by a licensed physician selected by the Plan Administrator that, while the Participant is employed by the Employer or an Affiliate, the Participant is not able to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination by the Plan Administrator with respect to whether a Participant is totally and permanently disabled will be made in a nondiscriminatory manner.

                 SECTION 10 - TERMINATION OF EMPLOYMENT BENEFITS

10.01         AMOUNT OF BENEFITS UPON TERMINATION OF EMPLOYMENT

              A Participant who terminates his employment with the Employer and all Affiliates for any reason other than retirement (pursuant to Section 7), death (pursuant to Section 8) or disability (pursuant to Section 9) will be entitled to receive the vested portion of his Account. Such nonforfeitable percentage will be determined in accordance with Section 11.01 of the Plan. A Participant who is eligible for a distribution pursuant to this section may elect among the forms of benefits set forth in Section 12.01.

                              SECTION 11 - VESTING

11.01         DETERMINATION OF VESTED BENEFITS

              A Participant's vested interest in his Employer Contributions Account will become vested and nonforfeitable based upon his Years of Service in accordance with the following schedule:

                                                             NONFORFEITABLE
                        YEARS OF SERVICE                       PERCENTAGE
                        ----------------                     --------------
                          Less than 5                              0
                           5 or more                              100%


11.02         FULL VESTING AT NORMAL RETIREMENT AGE

              Notwithstanding any provision in the Plan to the contrary, all amounts credited to a Participant's Account will become fully vested upon attainment of his Normal Retirement Age if he attains such age prior to the date he terminates his employment with the Employer and all Affiliates.

11.03         SERVICE FOR VESTING

              Years of Service for vesting purposes will include all Years of Service with the Employer, a predecessor employer (to the extent the Employer maintains the Plan of a predecessor employer) or an Affiliate (excluding service prior to the date an organization became an Affiliate unless otherwise specified below), including service prior to the date the Plan was first effective.

11.04         EFFECT OF BREAK IN SERVICE ON VESTING

              If a Participant has five or more consecutive One-Year Breaks in Service, (a) all Years of Service after such One-Year Breaks in Service will be disregarded for the purpose of determining whether his Account that accrued before such One-Year Breaks in Service is nonforfeitable; and (b) all Years of Service before such One-Year Breaks in Service will count in determining whether the post-break Account is nonforfeitable only if either (i) he had any nonforfeitable interest in his Account at the time of his termination of employment; or (ii) upon returning to employment, the number of his consecutive One-Year Breaks in Service is less than the number of his Years of Service.

              Separate Accounts will be maintained for the Participant for pre-break and post-break periods. Both such Accounts will share in the earnings and losses of the Trust Fund.

              If a Participant does not have five consecutive One-Year Breaks in Service, both pre-break and post-break service will count in determining whether his rights to his pre-break and post-break Accounts are nonforfeitable, subject to the first paragraph of this section.

              For the purpose of this Section 11.04, the 12-month periods used to determine a separated Participant's consecutive One-Year Breaks in Service will be the 12-month period used to determine a Year of Service.

11.05         FORFEITURES

              The non-vested portion of a terminated Participant's Account will be treated as a Forfeiture upon the earlier of (a) the date such terminated Participant's Account is distributed from the Plan; or (b) the date on which the terminated Participant incurs five consecutive One-Year Breaks in Service. Forfeitures of Employer Shares allocated pursuant to Section 3.01 will occur only after all other assets in a Participant's Account have been forfeited. For purposes of this section, if a terminated Participant is not vested in any portion of his Account as of the date of his termination of employment, the Participant will be deemed to have received a distribution of his vested Account on the date of his termination of employment.

              In the event that a terminated Participant who was not 100% vested in his Account (a) received a distribution of the vested portion of his Account;
(b) returns to the employment of the Employer before he incurs five consecutive One-Year Breaks in Service; and (c) repays to the Plan the full amount of his distribution within five years after the date he resumes employment, the amount of the non-vested portion of his Account, including all forms of benefits relating to such non-vested portion, that has been treated as a Forfeiture will be restored to his Account first from Forfeitures available in that year, if any, and then from contributions made by the Employer. A Participant who is deemed to have received a distribution of his vested Account upon his termination of employment will be deemed to have repaid the forfeited portion of his Account upon the date he resumes employment with the Employer provided he resumes employment prior to incurring five consecutive One-Year Breaks in Service.

              For the purpose of this Section 11.05, the 12-month periods used to determine a former Participant's consecutive One-Year Breaks in Service will be the 12-month period used to determine a Participant's Year of Service.

              Forfeitures from a Participant's Employer Contributions Account, unless required to be restored to a Participant's Account pursuant to this section, will be added to the Employer contribution made pursuant to Section 2 for the year in which such Forfeiture has occurred and allocated to Participants' Accounts in accordance with such section.

                        SECTION 12 - PAYMENT OF BENEFITS

12.01         METHOD OF PAYMENT

              At the time a Participant or Beneficiary becomes entitled to receive his Account because of the Participant's retirement (pursuant to Section
7), death (pursuant to Section 8), disability (pursuant to Section 9) or termination of employment (pursuant to Section 10), the Trustee, acting in accordance with the written instructions of the Plan Administrator, will make payment from the Trust Fund to the Participant (or his Beneficiary in the case of the Participant's death) in the form of either (a) a lump sum; or (b) in periodic installments payable monthly, quarterly, semi-annually or annually in accordance with Section 12.08. All such payments will be made by the Trustee, at the option of the Participant (or his Beneficiary) in Employer Shares, in cash, or both in cash and in shares. The Employer reserves the right to pay fractional shares in cash.

12.02         TIMING OF PAYMENTS

              (a) Subject to paragraph (b) below, unless the Participant elects otherwise, the payment of the Participant's benefit pursuant to Section 12.01 will begin not later than 60 days after the end of the Plan Year in which the latest of the following occurs: (i) the Participant attains his Normal Retirement Age; (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates service with the Employer and all Affiliates. To the extent a Participant who is required to consent to a distribution pursuant to Section 12.04 fails to provide the Plan Administrator with his consent, the Participant will be deemed to have made an election to defer a distribution pursuant to this paragraph (a).

              (b) In no event will the amount payable to a Participant pursuant to the terms of the Plan be distributed, or commence to be distributed, later than a Participant's Required Beginning Date. "Required Beginning Date" means, for a Participant who is not a 5% Owner, the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2; or (ii) the calendar year in which the Participant retires. The Required Beginning Date of a Participant who is a 5% Owner means the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the provisions of this paragraph, distribution may also be made to a Participant in accordance with a valid election made by the Participant pursuant to Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

              Distributions that commence pursuant to this paragraph (b) will commence in any form of benefit offered under the Plan, provided that the amount of such distributions and the date such distributions commence comply with Code
Section 401(a)(9) and applicable regulations thereunder. After an active Participant who is receiving minimum distributions pursuant to this section terminates employment, such Participant shall be eligible to receive a distribution from the Plan in any form of benefit offered under the Plan.

              (c) For the purpose of this Section 12.02, a Participant is treated as a 5% Owner if such Participant is a "5% Owner" (as defined in Code
Section 416) with respect to the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

              (d) Unless a distribution is required to be made to a Participant or Beneficiary pursuant to Section 12.04, a distribution to a Participant or Beneficiary who is eligible to receive a distribution pursuant to this Section 12 will be made as soon as is administratively practicable after the Participant or Beneficiary completes a benefit election form and returns it to the Plan Administrator, but not earlier than the Valuation Date immediately following the date the Plan Administrator receives the election form.

12.03         DISTRIBUTIONS AFTER DEATH

              If the distribution of the Participant's benefit under the Plan has commenced pursuant to Section 12 and he dies before his entire Account has been distributed to him, the remaining portion of such Account, if any, will comply with the provisions of Code Section 401(a)(9)(B)(i)(II), which provides that such remaining portion be distributed as rapidly as under the method of distribution in effect prior to the Participant's death.

              Unless otherwise provided in this Section 12.03, if a Participant dies before the distribution of his Account has commenced in accordance with either the terms of the Plan or Section 12.02(b), the amount payable as a death benefit pursuant to the terms of the Plan (hereinafter referred to as "death benefit") will be distributed:

              (a) unless otherwise provided in (b) below, not later than by the fifth anniversary of the December 31 coinciding with or next following the date of his death; or

              (b) provided that the Plan provides for installment or annuity distributions to a Beneficiary and the Participant's death benefit is payable to or on behalf of a designated Beneficiary:

                     (i) over a period not extending beyond the life expectancy of such designated Beneficiary, provided that the distribution of the death benefit commences not later than the first anniversary of the December 31 coinciding with or next following the date of the Participant's death; or

                     (ii) if the designated Beneficiary is the Participant's
              Surviving Spouse, the date by which the death benefit must commence in (i) above will not be earlier than the later of the December 31 of the calendar year immediately following the calendar year in which the Participant died or the December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Surviving Spouse dies before distribution to said Spouse begins, this paragraph (ii) will apply as if the Surviving Spouse were the Participant. In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

              The designated Beneficiary must elect the method of distribution payable pursuant to this Section 12.03 not later than the earlier of (a) the December 31 of the calendar year in which distributions would be required to begin under this Section 12.03; or (b) the December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's death benefit must be completed by the December 31 of the calendar year containing the fifth anniversary of the Participant's death.

12.04         CONSENT AND CASH-OUT REQUIREMENTS

              If a Participant is eligible to receive a distribution pursuant to
Section 7, 8, 9 or 10 and the value of his vested Account does not exceed $5,000, the Participant (or Beneficiary in the case of the Participant's death) will receive a distribution of his vested Account in the form of a lump sum as soon as administratively feasible following the date he is first eligible to receive a distribution from the Plan.

              If a Participant is eligible to receive a distribution pursuant to
Section 7, 8, 9 or 10 or is otherwise eligible to receive a distribution from his Account and the value of his vested Account exceeds $5,000, the Participant must consent to the receipt of a distribution made from the Plan if distributed prior to the later of the date the Participant attains his Normal Retirement Age or age 62, except that the consent of the Participant is not required prior to the commencement of a distribution pursuant to Code Section 401(a)(9) or Code
Section 415. A Participant's election to receive a distribution from the Plan prior to his attainment of the later of age 62 or his Normal Retirement Age will not be valid unless (a) the Participant has received a general description of the material features and the relative values of the forms of benefits (hereinafter referred to as "description") under the Plan; and (b) the Participant has been informed that he has the right to postpone a distribution from the Plan. The Participant will be provided with such description not less than 30 days and not more than 90 days prior to the date his benefits are scheduled to commence, provided that a distribution may be made to the Participant prior to such 30-day period, provided the Participant has been informed that he has a right to a period of at least 30 days after receiving the description to consider the decision of whether to elect a distribution from the Plan and the Participant, after receiving such information, affirmatively elects a distribution prior to such 30-day period.

              If a Participant does not consent to a distribution pursuant to the preceding paragraph, his Account will be maintained by the Plan and will continue to shall share in the earnings of the Trust. Notwithstanding the foregoing, after the later of the date the Participant attains his Normal Retirement Age or age 62, the Plan may require such Participant, in accordance with a uniform policy for all Participants similarly situated, to receive a distribution of his Account from the Plan.

12.05         ELIGIBLE ROLLOVER DISTRIBUTIONS

              (a) A distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

              (b) The following definitions will apply for purposes of this section:

                               (i) Eligible rollover distribution: An eligible
                      rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary; (B) any distribution that is for a specified period of ten years or more; (C) any distribution to the extent such distribution is required under Code Section 401(a)(9); (D) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (E) effective for distributions occurring after December 31, 1998 (or such later date as elected by the Plan Administrator in accordance with Notice 99-5), hardship distributions described in Code Section 401(k)(2)(B)(i)(IV) in the amount described in Treasury Regulation 1.401(k)-1(d)(2)(ii); and (F) at the election of the Plan Administrator, any other distribution provided that all distributions in the year are reasonably expected to total less than $200.

                               (ii) Eligible retirement plan: An eligible
                      retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                               (iii) Distributee: A distributee includes an
                      Employee or former Employee. In addition, the Spouse or Surviving Spouse of an Employee or former Employee is a distributee with regard to the interest of the Spouse or Surviving Spouse.

                            (iv) Direct rollover: A direct rollover is a payment
                     by the Plan to the eligible retirement plan specified by the distributee.


12.06         PUT OPTION

              (a) Except as otherwise provided in this Section 12.06, all Employer Shares that are not readily tradable on an established market at the time they are distributed, or are subject to a trading limitation when distributed, will be subject to a put option. The put option will permit the Participant or Beneficiary to put such Employer Shares to the Employer. Put options will be exercisable during a period of not less than 16-months beginning on the date the Employer Shares subject to the put option are distributed. The put option may be exercised by the holder of the Shares by notifying the Employer in writing that the put option is being exercised. The price at which the put option must be exercisable is the fair market value of the Employer Shares.

              (b) If, pursuant to this section, the Employer is required to repurchase Employer Shares that are distributed within one taxable year in a distribution that represents the balance to the credit of the Participant's Account, the amount to be paid for such Employer Shares will be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option described in this section and not exceeding five years. If, pursuant to this section, the Employer is required to repurchase Employer Shares that are distributed to a Participant as part of an installment distribution, the amount to be paid for such Employer Shares will be paid not later than 30 days after the exercise of the put option described in this section.

              (c) Under no circumstances may the put option bind the Plan. However, the Plan may assume the rights and obligations of the Employer at the time the put option is exercised. Adequate security will be provided and reasonable interest will be paid on the amounts payable to the individual or entity that exercised the put option.

              (d) Notwithstanding any provision of this Plan to the contrary,
(i) to the extent that the Employer's charter or by-laws restrict the ownership of substantially all outstanding employer securities to employees or to a trust described in Code Section 401(a); or (ii) to the extent the Employer is an S corporation, the Plan may require that the individual entitled to receive a distribution from the Plan has a right to receive the distribution in the form of cash, except that the Plan may distribute Employer Shares to such individual subject to a requirement that such securities may be resold to the Employer under the circumstances described in the preceding paragraphs of this Section 12.06.

              (e) In the case of a Plan established by a bank that is prohibited by law from redeeming or purchasing its own securities, the requirements of this section will not apply, provided that Participants entitled to receive a distribution from the Plan have the right to receive a distribution in the form of cash.

12.07         RIGHT OF FIRST REFUSAL

              (a) During any period when Employer Shares are not publicly traded, all distributions of Employer Shares to a Participant or his Beneficiary by the Plan will be subject to a "right of first refusal" upon the terms and conditions hereinafter set forth. The "right of first refusal" will provide that prior to any transfer of the Employer Shares, the Participant or Beneficiary must first offer to sell such shares to the Plan; and if the Plan refuses to exercise its right to purchase the Employer Shares, then the Employer will have a "right of first refusal" to purchase such Shares. Neither the Plan nor the Employer will be required to exercise the "right of first refusal." This Section
12.07 will not be operative unless and until the Board of Directors of the Sponsor so directs.

              (b) The terms and conditions of the "right of first refusal" will be determined as follows:

                               (i) If the Participant or Beneficiary receives a
                      bona fide offer for the purchase of all or any part of his Employer Shares from a third party, the Participant or Beneficiary will deliver (by registered mail, return receipt requested) a copy of any such offer to the Plan Administrator. The Trustee (as directed by the Plan Administrator) or the Employer, as the case may be, will then have 14 days after receipt by the Plan Administrator of the written offer to exercise the right to purchase all or any portion of the Employer Shares.

                               (ii) The selling price and other terms under the
                      "right of first refusal" must not be less favorable to the Participant or Beneficiary than the purchase price and other terms offered by a buyer, other than the Employer or the Plan making a good faith offer to purchase the security.

              The Employer may require a Participant or Beneficiary who is entitled to a distribution of Employer Shares to execute an appropriate stock transfer agreement evidencing the right of first refusal prior to receiving a certificate for Employer Shares.

12.08         INSTALLMENT DISTRIBUTIONS

              Notwithstanding any provisions in this Plan to the contrary, if a Participant's entire interest is to be distributed in other than an immediate lump sum, such distribution will be made, unless the Participant elects otherwise, in substantially equal periodic installments (not less frequently than annually) over a period not longer than the greater of:

              (a)     five years; or

              (b) in the case of a Participant with an Account in excess of $500,000, five years plus one year for each $100,000, or any fraction thereof, by which such balance exceeds $500,000; provided, however, that in no event may installment payments under the Plan exceed 10 years unless the Participant elects otherwise. The dollar limits set forth in this paragraph (b) are adjusted by the Secretary of the Treasury, and the current dollar amount for the applicable Plan Year shall apply; provided, however, that in no event may installment payments under the Plan be made which exceed either:

                            (i) a period certain not extending beyond the life
                     expectancy of the Participant; or

                            (ii) a period certain not extending beyond the joint
                     and last survivor expectancy of the Participant and a designated Beneficiary.

              If a Participant's Account is to be distributed in other than the form of a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's Account by the life expectancy of the Participant and designated Beneficiary. If the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must at all times comply with proposed Treasury Regulation 1.401(a)(9)-2.

                          SECTION 13 - TRUST AGREEMENT

13.01         DESCRIPTION OF TRUST AGREEMENT

              The Sponsor will continue the Trust Agreement with the Trustee to provide for the administration of the Trust Fund. With its continuation, the Trust Agreement will be deemed to form a part of the Plan; and any and all rights or benefits which may accrue to any person under the Plan will be subject to all the terms and provisions of the Trust Agreement.

              All expenses of the Plan will be paid from the Trust Fund, unless paid by the Employer. In its discretion, the Employer may require the Trustee to reimburse the Employer for expenses of the Plan that the Employer paid on behalf of the Trust, so long as the request for reimbursement is presented by the Employer to the Trustee before the last day of the Plan Year in which the expense was paid by the Employer. Alternatively, the Employer may reimburse the Trust for expenses of the Plan paid by the Trustee. An administration expense paid to the Trust as a reimbursement will not be considered as a contribution made by the Employer.

                        SECTION 14 - PLAN ADMINISTRATION

14.01         PLAN ADMINISTRATOR

              The Plan will be administered by a Plan Administrator. The Plan Administrator will be appointed by and serve at the pleasure of the Sponsor.

14.02         DUTIES OF PLAN ADMINISTRATOR

              The Plan Administrator will supervise the maintenance of accounts and records as will be necessary or desirable to show the contributions of the Employer, allocations to Participants' Accounts, payments from Participants' Accounts, valuations of the Trust Fund and all other transactions pertinent to the Plan.

              The Plan Administrator is authorized to perform, in its discretion, all functions necessary to administer the Plan and will have the power and discretion to construe the terms of the Plan and to determine all questions arising from its operation, including, without limitation, to determine the eligibility and qualification of Employees or Beneficiaries for benefits under the Plan (including the validity of a beneficiary designation); to determine the allocation and vesting of contributions, earnings and profits of the Plan; to determine the amount of benefits payable to Participants and Beneficiaries; unless otherwise provided pursuant to Section 18, to decide all questions or disputes with respect to the rights or obligations of Participants and Beneficiaries; and to adopt regulations and procedures. To the extent provided in the Plan and the Trust, the Plan Administrator or other fiduciary may direct the Trustee as to the investment of the Trust or may select an investment advisor to so direct.

              The Plan Administrator may employ one or more persons to render advice with regard to any responsibility it has under the Plan, and it may designate others to carry out any of its responsibilities.

14.03         INTERPRETATION OF DOCUMENT

              The construction and interpretation of the Plan provisions, or any document relating to the administration or operation of the Plan, are vested with the Plan Administrator, in its absolute discretion. The Plan Administrator will endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances without discrimination. All such decisions, determinations and interpretations will be final, conclusive and binding upon all parties having an interest in the Plan.

                     SECTION 15 - AMENDMENT AND TERMINATION

15.01         SPONSOR'S RIGHT TO AMEND OR TERMINATE THE PLAN

              The Sponsor has the right, at any time, by an instrument in writing, to modify, alter, amend or terminate the Plan in whole or in part. Except as permitted by Code Section 411(d)(6) and applicable regulations thereunder, no amendment to the Plan will reduce the Participant's accrued benefit, decrease the balance of a Participant's Account or eliminate an optional form of distribution with respect to the amount of the Participant's Account accrued as of the date of the amendment. To this end, provisions that affect directly or indirectly the computation of accrued benefits and are amended at the same time and with the same effective date will be treated as one Plan amendment.

              If an amendment changes the vesting schedule set forth in Section 11.01, and such amendment reduces the nonforfeitable interest of a Participant for any Year of Service to be earned by the Participant, each Participant having not less than three Years of Service may elect, during the period beginning when the amendment is adopted and ending no earlier than the latest of (a) 60 days after the amendment's adoption; (b) 60 days after the amendment's effective date; or (c) 60 days after the Participant is issued a written notice of the amendment, to have the vested amount of his Account computed without regard to such amendment. No amendment may reduce a Participant's nonforfeitable percentage in his Account determined as of the date the amendment is effective or executed, whichever is later.

              Any Amendment to the Plan shall be executed by any individual authorized by the Board of Directors of the Sponsor.

                 SECTION 16 - DISTRIBUTIONS ON PLAN TERMINATION

16.01         FULL VESTING ON PLAN TERMINATION

              Upon termination of the Plan, after adjustment of all Accounts maintained under the Plan in accordance with Section 6, including the adjustment of such Accounts for the payment of Plan expenses relating to the termination of the Plan, each affected Participant will be fully vested and will be entitled to receive the entire amount then credited to his Account. The date the Plan is terminated shall be an allocation date for the purpose of making final allocations to the Plan.

16.02         PAYMENT ON PLAN TERMINATION

              Within a reasonable time after the termination of the Plan, the Plan Administrator will distribute to each Participant or Beneficiary the value of his Account. Such payment will be made in the form of a single lump sum payment.

16.03         DISCONTINUANCE OF CONTRIBUTIONS; PARTIAL TERMINATION OF PLAN

              Upon the "partial termination" of the Plan, or the "complete discontinuance of contributions" by the Employer to the Plan (with such terms having the meaning by reference to Section 411(d)(3) of the Code and applicable regulations thereunder), the Accounts of all affected Participants will be fully vested as of the date of such partial termination or complete discontinuance of contributions.

                     SECTION 17 - CREDITORS OF PARTICIPANTS

17.01         NON-ASSIGNABILITY

              Except as otherwise provided in Code Section 401(a)(13), no assignment, pledge or encumbrance of any character of the benefits under the Plan is permitted or recognized under any circumstances; and such benefits will not be subject to claims of creditors, execution, attachment, garnishment or any other legal process.

17.02         QUALIFIED DOMESTIC RELATIONS ORDERS

              Section 17.01 will also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a "qualified domestic relations order," as defined in Code Section 414(p). A qualified domestic relations order may provide for an immediate distribution to the "alternate payee" [as defined in Code Section 414(p)(8)] named therein as soon as is administratively practicable after the determination by the Plan Administrator that the order constitutes a qualified domestic relations order, notwithstanding the fact the distribution is made to such alternate payee prior to the Participant attaining his "earliest retirement age," as such term is defined in Code Section 414(p).

                         SECTION 18 - CLAIMS PROCEDURES

18.01         FILING A CLAIM FOR BENEFITS

              A Participant, Beneficiary or alternate payee, or the Employer acting on behalf of such individual, will notify the Plan Administrator of a claim for benefits under the Plan. Such request will be in writing to the Plan Administrator and will set forth the basis of such claim and will authorize the Plan Administrator to conduct such examinations as may be necessary for the Plan Administrator to determine, in its discretion, the validity of the claim and to take such steps as may be necessary to facilitate the payment of benefits to which the claimant may be entitled under the terms of the Plan.

              A decision by the Plan Administrator on a claim for benefits under the Plan will be made promptly and not later than 90 days after the Plan Administrator's receipt of such claim, unless special circumstances require an extension of the time for processing; in which case, a decision will be rendered as soon as possible, but not later than 180 days after the initial receipt of the claim for benefits. The claimant will be notified of the extension prior to the expiration of the 90-day period described in this paragraph. If notice of the denial of a claim is not furnished within the time period specified in this paragraph, the claim will be deemed denied.

18.02         DENIAL OF CLAIM

              Whenever a claim for benefits by a claimant has been denied by the Plan Administrator, in whole or in part, a written notice, prepared in a manner calculated to be understood by such individual, must be provided and must set forth:

              (a) the specific reason or reasons for the denial;

              (b) the specific reference to the pertinent Plan provisions on which the denial is based;

              (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              (d) an explanation of the Plan's claim review procedures.


18.03         REMEDIES AVAILABLE TO CLAIMANTS

              Upon denial of his claim by the Plan Administrator, the claimant may:

              (a) request a review upon written application to the Plan;

              (b) review pertinent Plan documents; and

              (c) submit issues and comments in writing to a named fiduciary.

              The claimant will have 60 days after receipt of the written notification of a denial of his or her claim to request a review of such denied claim.

              A decision by a named fiduciary will be made promptly and not later than 60 days after the named fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing; in which case, a decision will be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The claimant will be notified of the extension prior to the expiration of the 60-day period described in this paragraph. If the decision on review is not furnished within the applicable time period, the claim will be deemed denied upon review.

              The decision on review by a named fiduciary will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                          SECTION 19 - TOP HEAVY RULES

19.01         DEFINITIONS

              If, for any Plan Year, the Plan is a Top Heavy Plan, the provisions of Section 19.03 and Section 19.04 will be applicable. For the purpose of this section, to the extent necessary, the term "Employer" includes an Affiliate other than an Employer, and the term "Employee" includes an employee of an Affiliate other than an Employee of the Employer. The following definitions are applicable to this Section 19.01.

              (a) Key Employee: An Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer, provided that such individual's annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A); (ii) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer, provided that such individual's annual compensation exceeds the dollar limitation under Code
Section 415(c)(1)(A); (iii) a 5% owner of the Employer; or (iv) a 1% owner of the Employer who has annual compensation of more than $150,000. For purposes of this section, "annual compensation" means compensation as defined in Code
Section 415(c)(3). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

              (b) Non-Key Employee: An Employee or former Employee of the Employer who is not a Key Employee. The Beneficiary of a Non-Key Employee will be treated as a Non-Key Employee, and the Beneficiary of a former Non-Key Employee will be treated as a former Non-Key Employee.

              (c) Determination Date: For all Plan Years subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of such Plan Year.

              (d) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

              (e) Required Aggregation Group: (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date and the four preceding Plan Years (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer that enables a plan described in (i) of this paragraph (e) to meet the requirements of Code Sections 401(a)(4) or 410.

              (f) Top Heavy Plan: The Plan, if in any Plan Year it is top heavy as set forth in Section 19.02.

              (g) Top Heavy Compensation: Top Heavy Compensation means "compensation" as defined in Section 415(c)(3) and Treasury Regulation 1.415(2)(d)(11)(i) of the Code, and for Limitation Years beginning prior to January 1, 1998, taking into consideration Code Section 414(q)(4)(B).

19.02         TOP HEAVY STATUS

              The Plan and any other plans aggregated with it will become top heavy pursuant to this Section 19.02 as of the Determination Date if the present value of accrued benefits of Key Employees is more than 60% of the sum of the present value of accrued benefits of all Employees. In the case of more than one plan which is to be aggregated with the Plan, the present value of the accrued benefits of employees in such plan is first determined separately for each plan as of each plan's determination date. The plans will then be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year. The combined results will indicate whether the plans are top heavy. For the purpose of determining the present value of the accrued benefits of an Employee (a) the present value of accrued benefits of the Employee will be increased by the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date; (b) the accrued benefits of former Key Employees who have not performed services at any time during the five-year period ending on the Determination Date will not be taken into account; and (c) the accrued benefits of Employees who have not performed services at any time during the five-year period ending on the Determination Date for the Employer maintaining the Plan will not be taken into account.

              Notwithstanding the foregoing, if the Plan is aggregated for top heavy purposes with a defined benefit plan, the present value of accrued benefits will be determined, for the Plan and for such other plan, by using the interest rate and mortality assumptions contained in such other plan. If a Required or Permissive Aggregation Group includes two or more defined benefit plans (a) the same actuarial assumptions will be used with respect to all such plans and must be specified in such plans; and (b) the accrued benefits of Non-Key Employees will be determined under a uniform accrual method or, where there is no such method, as if such benefit accrued not more rapidly than the slowest rate of accrual permitted under the fractional rule of Code Section 411(b)(1)(C).

              The present value of accrued benefits as of the Determination Date for any applicable Employee or former Employee is the sum of (a) the applicable Employee's Account as of the most recent valuation date occurring within a 12-month period ending on the Determination Date; (b) an adjustment for contributions due as of the Determination Date; and (c) the aggregate distributions made with respect to such individual under the Plan during the five-year period ending on the Determination Date. For a profit sharing plan, the adjustment in (b) is generally the amount of contributions actually made after the valuation date but on or before the Determination Date.

              In determining whether the Plan is top heavy, it must be aggregated with each plan included in the Required Aggregation Group. In addition, the Employer may aggregate plans included in the Permissive Aggregation Group.

19.03         MINIMUM CONTRIBUTIONS

              For each Plan Year in which the Plan is top heavy, each Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year (including Participants who did not complete 1,000 Hours of Service in the Plan Year) is required to receive an annual allocation of contributions (disregarding Social Security benefits) equal to at least 3% of his Top Heavy Compensation; provided that if the largest percentage of Top Heavy Compensation allocated to a Key Employee for a Plan Year is less than 3%, that largest percentage will be substituted for 3%. Such amount will be referred to in this
Section 19.03 as the "top heavy minimum contribution." For each year in which the Employer maintains a defined benefit plan in addition to the Plan, the requirements of this paragraph will be satisfied for all Non-Key Employees who participate in both plans by providing each Non-Key Employee with the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan. For each year in which the Employer maintains another defined contribution plan in addition to the Plan, the minimum benefit described in this paragraph may be provided for Non-Key Employees who participate in both plans by such other defined contribution plan or the Plan, as elected by the Plan Administrator.

              For each Plan Year in which the Plan is required to provide the top heavy minimum contribution, the Employer will contribute to the Account of each Non-Key Employee required to receive an allocation pursuant to the previous paragraph an amount equal to the difference between the amount necessary to provide such Non-Key Employee with the top heavy minimum contribution for such year and the amount previously allocated to such Non-Key Employee's Account for such year.

19.04         TOP HEAVY VESTING

              For each Plan Year in which the Plan is top heavy, the following vesting schedule will apply to amounts credited to his Account:

                                                               NONFORFEITABLE
                        YEARS OF SERVICE                         PERCENTAGE
                        ----------------                       --------------
                          Less than 3                                0
                           3 or more                                100%

Notwithstanding the foregoing, a Participant's vested interest in his Account will not be decreased as a result of the Plan becoming top heavy and the application of the above vesting schedule.

              If, at any time after becoming top heavy the Plan should cease to be top heavy, the vesting schedule contained in Section 11 will again be applicable. However, any portion of a Participant's Account that was nonforfeitable before the Plan ceased to be top heavy will remain nonforfeitable. In addition, any Participant with three or more Years of Service at the time that the

Plan ceased to be top heavy, may elect, in accordance with Section 15.01, to have the vesting schedule contained in this section remain applicable.

                           SECTION 20 - VOTING RIGHTS

20.01         PARTICIPANT VOTING RIGHTS WITH RESPECT TO ALLOCATED SHARES

              If the Employer Shares are of a "registration-type class of securities," all Employer Shares held in the Trust Fund and allocated to a Participant's or Beneficiary's Account will be voted by the Trustee pursuant to written instructions received from the Participant or Beneficiary. If the Employer Shares are not of a "registration-type class of securities," all Employer Shares held in the Trust Fund and allocated to a Participant's or Beneficiary's Account will be voted by the Trustee pursuant to written instructions received from the Participant and Beneficiary with respect to all corporate matters relating to the approval of a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such similar transaction as the Secretary may provide in regulations. For the purpose of this
Section 20.01, "registration-type class of securities" has the meaning as set forth in Code Section 409(e)(4). With respect to allocated Employer Shares for which the Trustee does not receive written instructions from a Participant or Beneficiary, such Shares will be voted by the Trustee in the same proportion as the shares voted by the Participants and Beneficiaries.

20.02         PARTICIPANT VOTING RIGHTS WITH RESPECT TO UNALLOCATED SHARES

              All Employer Shares held in the Trust Fund and not allocated to the Participant's Account of a Participant will be voted by the Trustee in the same proportion as the Shares voted by Participants. Notwithstanding the foregoing, if at the time Employer Shares are required to be voted no shares have been allocated, the Plan Administrator will vote such shares.

                            SECTION 21 - EXEMPT LOANS

21.01         AUTHORITY TO BORROW

              The Plan Administrator may direct the Trustee to borrow funds on behalf of the Plan to purchase Employer Shares, provided that any Plan loan is an exempt loan within the meaning of Treasury Regulation Section
54.4975-7(b)(1)(iii).

21.02         REQUIREMENTS FOR PLAN LOANS

              A loan made to the Plan pursuant to this Section 21 must meet the following requirements:

              (a) The proceeds of the loan must be used within a reasonable time after their receipt by the Plan to (i) acquire Employer Shares; (ii) repay such loan; or (iii) repay a prior exempt loan.

              (b) The interest rate on the loan must not be in excess of a reasonable rate of interest. All relevant factors will be considered in determining a reasonable rate of interest, including the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the Plan and the guarantor (if any) and the interest rate prevailing for comparable loans.

              (c) The loan must be for a specific term. Such loan may not be payable at the demand of any person, except in the case of default.

              (d) The loan must be without recourse against the Plan. Furthermore, the only assets of the Plan that may be given as collateral for the loan are Employer Shares of two classes--those acquired with the proceeds of the loan and those that were used as collateral on a prior exempt loan repaid with the proceeds of the current loan. No person entitled to payment under the exempt loan will have any rights to assets of the Plan other than: (i) collateral given for the loan (or the proceeds of such collateral held in the unallocated suspense account); (ii) contributions (other than contributions of Employer Shares) that are made under the Plan to meet its obligations under the loan; and
(iii) earnings attributable to either such collateral or the investment of such contributions.

              (e) Payments of principal and interest on the loan will be made only from (i) Employer contributions paid in cash; (ii) earnings from such Employer contributions; or (iii) from dividends on Employer Shares financed by the loan, to the extent the Plan Administrator directs that such dividends be used for such purpose.

              (f) The loan and/or related documents must provide for the release from encumbrance of Plan assets used as collateral for the loan. For each Plan Year during the duration of the loan, the number of securities released shall be determined in accordance with Treasury Regulation 54.4975-8(i) or (ii). If collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year must be determined by applying the same fraction to each class.

              (g) In the event of default, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default. If the lender is a "disqualified person," within the meaning of Code Section 4975(e)(2), a loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

              (h) All other requirements of Treasury Regulation Section 54.4975-7(b).

                           SECTION 22 - MISCELLANEOUS

22.01         EMPLOYER'S RIGHT TO TERMINATE EMPLOYEES

              The right of an Employer to terminate the employment of any of its Employees will not be affected by an Employee's participation in the Plan.

22.02         GENDER AND NUMBER

              Wherever used in the Plan, a masculine pronoun will refer to both the masculine and feminine; and a singular pronoun will refer to both singular and plural, unless the context clearly requires otherwise.

22.03         MERGER OR CONSOLIDATION

              The Plan Administrator may authorize the merger, transfer or consolidation of a Participant's Accounts to another qualified plan. In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each participant in such other plan would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer that is equal to, or greater than, the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated). To the extent required by Code Section 411(d)(6), the Plan will preserve the forms of benefits relating to that portion of a Participant's Account acquired as a result of a merger, consolidation or transfer of assets or liabilities with any other plan.

22.04         NAMED FIDUCIARIES

              The named fiduciaries of the Plan will be the Plan Administrator, the Sponsor, and the investment committee.

22.05         LIMITATIONS ON PAYMENT; MISSING PARTICIPANT

              If, in the judgment of the Plan Administrator, a Participant or Beneficiary is legally, physically or mentally incapable of personally receiving and executing a receipt for any distribution or payment due him under the Plan, the distribution or payment may be made to the person's guardian or other legal representative (or, if none is known, to any other person or institution who has custody of the person), and that distribution or payment will constitute a full discharge of any obligation with respect to the amount paid or distributed.

              If the Plan Administrator cannot locate a Participant or Beneficiary at the time payments are due, the Account of such Participant or Beneficiary may be cancelled and such amounts paid to the Employer. In such case, the Account of the Participant or Beneficiary will be reinstated if such individual subsequently files a claim for his or her benefit under the Plan.

22.06         ADDITIONAL SERVICE CREDITS

              If a Leased Employee becomes eligible to participate in the Plan, such Employee's service while a Leased Employee, and such service during a period in which the Employee would have been a Leased Employee but for the fact that the Employee did not work for a one-year period as a substantially full-time employee, will be considered in determining any eligibility or vesting service required to be completed by a Participant under the Plan.

              The Plan Administrator may, on a nondiscriminatory basis, provide that the period of time in which an authorized leave of absence has occurred will be included in any eligibility or vesting service required to be completed by a Participant under the Plan.

22.07         UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT

              This section is effective as of December 12, 1994 or the Plan's initial effective date, if later. Notwithstanding any provisions of the Plan to the contrary, contributions, benefits and years of service with respect to Qualified Military Service will be provided in accordance with Code Section 414(u).

22.08         NONTERMINABLE PROTECTIONS AND RIGHTS

              Notwithstanding anything contained herein to the contrary, except as provided in Sections 12.06 (put requirements) or 12.07 (right of first refusal) of the Plan, or as otherwise permitted by applicable law, no security acquired with the proceeds of an exempt loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and/or distributed from this Plan.

              The rights and protections specified in the preceding sentence, together with the put option rights provided for in Section 12.06 hereof, will be non-terminable regardless of whether this Plan ceases to be an employee stock ownership plan or an exempt loan is paid in full.

22.09         DIVIDENDS

              Dividends on Employer Shares held in a Participant's Account shall be allocated as investment earnings of such Participant's Account, and dividends on Shares held in the unallocated suspense account described in Section 4.02 shall be allocated in accordance with procedures established by the Plan Administrator.

22.10         USE OF RETURN OF CAPITAL WITH RESPECT TO EMPLOYER SHARES

              Amounts received by the Plan as a return of capital on the Employer Shares held in the suspense account described in Section 3.02 may be used to repay the Plan loan which has been used to acquire such shares, or may be held in the suspense account and allocated on a pro rata basis in accordance with the remaining Employer Shares held in suspense, as determined by the Plan Administrator.

22.11         MINIMUM DISTRIBUTIONS

              With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This paragraph shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

22.12         QUALIFIED TRANSPORTATION FRINGE COMPENSATION

              To the extent that any provision of the Plan directly or indirectly references the definition of "compensation" set forth in either
Section 415(c)(3) or Section 414(s)(2) of the Code, and such provision provides that certain deferred compensation pursuant to Section 415(c)(3)(D) of the Code or Section 414(s)(2) of the Code will be included in the definition of "compensation," then effective for Plan Years or Limitation Years beginning on and after January 1, 2001, the amount of compensation determined pursuant to such provision will include elective amounts that are not includable in the gross income of the Participant by reason of Section 132(f)(4) of the Code. To the extent that the definition of "compensation" which is used for the purpose of determining a Participant's allocation under the Plan includes in such definition certain deferred compensation referenced in either Section 414(s)(2) or 415(c)(3)(D) of the Code, effective for Plan Years beginning on and after January 1, 2001, the amount of compensation determined pursuant to such provision will include elective amounts that are not includable in the gross income of the Participant by reason of Section 132(f)(4) of the Code.

22.13         MISTAKES OR MISSTATEMENTS

              In the event of a mistake or a misstatement by a Participant or Beneficiary as to any item of information that is furnished pursuant to the terms of the Plan that has an effect on the amount of paid or to be paid to such Participant or Beneficiary, or a mistake by the Plan as to the amount paid or to be paid to a Participant or Beneficiary, the Plan Administrator shall take such action as in its judgment will accord to such person the payment to which he is properly entitled under the Plan. The actions to be taken by the Plan Administrator may include the reduction of future payments to the Participant or Beneficiary, the restatement of such person's accrued benefit on the books and records or the Plan Administrator, a request of the Participant or Beneficiary that the amounts paid in error to such person be repaid, or any other such action as the Plan Administrator deems desirable.

                            SECTION 23 - DEFINITIONS

              Whenever used herein, the following words and phrases will have the meanings specified below. Additional words and phrases may be defined in the text of the Plan.

              "ACCOUNT" means a Participant's Employer Contributions Account and any other accounts established for the benefit of a Plan Participant. "Account," when used in the Plan, will also mean, to the extent the context so requires, the aggregate of such accounts.

              "AFFILIATE" means, except for the purpose of determining the limitations set forth in Section 2.04, any other employer that, together with the Employer, is a member of: (a) a controlled group of corporations or of a commonly controlled trade or business, as defined in Code Sections 414(b) and
(c); (b) an affiliated service group as defined in Code Section 414(m); or (c) any other organization described in Code Section 414(o) (to the extent required to be aggregated by the Secretary of Treasury). For the purpose of determining the limitations set forth in Section 2.04, the term "Affiliate" has the meaning as set forth in this definition, as modified by Section 415(h).

              "ANNUAL ADDITIONS" means the sum of the following amounts for a Limitation Year:

              (a) Employer contributions and Forfeitures allocated to a Participant's Account pursuant to Section 2. The amount of Annual Additions attributable to Employer contributions that are used to repay an exempt loan (as described in Section 21) may be determined by reference to either the amount of Employer contributions used to repay such loan or the value of the Employer Shares allocated to Participants' Accounts.

              For any Plan Year in which not more than one-third of the Employer contributions made pursuant to Section 2.02 are allocated to "highly-compensated employees" (within the meaning of Code Section 414(q)), the amount treated as an Annual Addition will be adjusted to exclude Forfeitures on Employer Shares that are acquired with the proceeds of a loan described in Section 21, or Employer contributions that are allocable to interest payments on such loan. For any Plan Year, the Plan Administrator may reallocate the allocation required to be made to Participants' Accounts in accordance with Section 3 by reducing the amounts allocated to the Plan's highly compensated employees in order to satisfy the "one-third" rule.

              (b) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

              (c) amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to postretirement medical benefits allocated to the separate account of a "key employee" (as defined in Section 416(i) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer. The amounts described under this paragraph (c) will not be subject to the 25% of compensation limit provided in Section 2.04;

              (d) amounts consisting of Employer contributions (including elective deferral contributions), employee after-tax contributions or forfeitures allocated to any other defined contribution plan or simplified employee pension (other than a salary reduction simplified employee pension) of the Employer or an Affiliate to which the Participant is or was a participant.

              In determining the amount set forth in paragraph (a) above, an excess annual addition determined in accordance with Section 3.01 that is applied to reduce Employer contributions in a Limitation Year will be considered an Annual Addition for the year in which such contribution is applied.

              The amounts described in paragraphs (a) and (d) above will include amounts treated as "excess deferrals" within the meaning of Treasury Regulation 1.402(g)-1(e)(1)(iii) (unless distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3)), "excess contributions" within the meaning of Treasury Regulation 1.401(k)-1(g)(7) or "excess aggregate contributions" within the meaning of Treasury Regulation 1.401(m)-1(f)(8) for a Limitation Year.

              "BENEFICIARY" means the individual, individuals or trust designated by the Participant or determined in accordance with Section 8 to receive any death benefit payable under the Plan.

              "CODE" means the Internal Revenue Code of 1986, as may be amended from time to time and corresponding provisions of future federal internal revenue codes.

              "COMPENSATION" means all amounts paid to the Participant by the Employer for a Plan Year which is treated as wages pursuant to Code Section 3401(a), plus all other payments of compensation which the Employer is required to report on form W-2, plus all amounts excluded from income under Sections 125, 402(e)(3), 402(h)(1)(B), 403(b), or for Limitation Years commencing on and after January 1, 2001, Section 132(f)(4) of the Code; provided compensation paid by the Employer during any Plan Year in excess of the limit set forth in Code
Section 401(a)(17)(A), as adjusted by Code Section 401(a)(17)(B), will be excluded. Effective August 19, 1999, amounts realized from the exercise of a nonqualified stock option, or amounts includable in income when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, shall also be excluded from the definition of compensation.

              For purposes of a Participant's first Plan Year of eligibility, only Compensation paid to such Participant after the Entry Date on which he begins to participate in the Plan shall be considered for purposes of determining allocations under Section 3 hereof.

              "EFFECTIVE DATE" for this amended and restated Plan means, except where separately stated, January 1, 1998.

              "EMPLOYEE" means any person who is an employee in the regular employment of the Employer, excluding: (a) Employees who are members of a collective bargaining unit providing retirement benefits were subject to good-faith negotiation between the Union and the Employer;

and (b) Employees who are classified by the Employer as "leased employees." If an individual who is not classified as a common law employee is determined by a court of law or governmental agency to be a common law employee of the Employer, such employee will remain excluded from participation in the Plan unless the Plan is amended to specifically provide for such employee's inclusion. The definition of "Employee" shall also exclude any person acquired in a corporate transaction with Industrial Bancorp, Inc. or one of its affiliated companies who was a participant in the Industrial Bancorp, Inc. Employee Stock Ownership Plan immediately prior to the acquisition date. Notwithstanding the foregoing, the persons who are excluded from participation in this Plan as described in the preceding sentence will become Participants in the Plan on January 1, 2003, provided such persons are Employees on such date.

              "EMPLOYER" means the Sponsor or Affiliate that adopts the Plan and joins in the Trust Agreement. As of the Effective Date, The Home Savings and Loan Company of Youngstown, Ohio is an Affiliate that participates in the Plan.

              "EMPLOYER CONTRIBUTIONS ACCOUNT" means the account established for the benefit of a Participant pursuant to Section 4.01.

              "EMPLOYER SHARES" OR "SHARES" means securities which constitute "employer securities" under Section 409(1) of the Code and "qualifying employer securities" under Section 4975(e)(8) of the Code and Section 407(d)(5) of ERISA.

              "EMPLOYMENT COMMENCEMENT DATE" means the date on which an Employee first performs an Hour of Service for the Employer or an Affiliate or the date on which an Employee first performs an Hour of Service for the Employer or an Affiliate after a One-Year Break in Service.

              "ENTRY DATE" means the first day of January, April, July or October following the period described in Section 1.02 in which an Employee satisfied the requirements of Section 1.01, but not earlier than the date the Plan first became effective.

              "FORFEITURE" means the non-vested amount of a Participant's Account determined in accordance with Section 11 that the Participant is not entitled to receive upon the termination of his employment.

              "HOUR OF SERVICE" means:

              (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours will be credited to the Employee for the computation period or periods in which the duties are performed; and

              (b) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, absence for maternity or paternity reasons, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period) unless such period is a period of Qualified Military Service. An Employee will be credited with Hours of Service for all periods of Qualified Military Service in accordance with the Uniformed Services Employment and Reemployment Rights Act. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

              (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service will not be credited both under paragraph (a) or paragraph
(b), as the case may be, and under this paragraph (c). The hours credited pursuant to this paragraph (c) will be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

              (d) if records of actual hours are not maintained for an Employee, an Employee will be given credit for 190 Hours of Service if he is employed at any time during the month.

              "LATE RETIREMENT DATE" means the first day of the month following the Participant's actual retirement after his Normal Retirement Date.

              "LIMITATION YEAR" means the Plan Year.

              "NORMAL RETIREMENT AGE" means the day on which the Participant attains age 65.

              "NORMAL RETIREMENT DATE" means the first day of the month coincident with or next following the date on which a Participant attains his Normal Retirement Age; provided, however, that the Plan will not be interpreted to require that a Participant retire prior to attaining any specific age.

              "ONE-YEAR BREAK IN SERVICE" means a 12-month period during which a Participant has not completed more than 500 Hours of Service.

              In the case of an Employee who is absent from work for maternity or paternity reasons, such Employee will have credited, solely for purposes of determining whether a One-Year Break in Service has occurred for eligibility and vesting, if required, in the year in which the absence begins if necessary to prevent a One-Year Break in Service for such year; or in the following year, the number of hours that would normally have been credited but for such absence; or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. The total number of hours treated as Hours of Service under this paragraph will not exceed 501 hours. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of pregnancy of the Participant; (b) by reason of the birth of a child of the Participant; (c) by reason of the placement of a child with the Participant in connection with the adoption of such child by such Participant; or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

              An Employee will not be treated as having a One-Year Break in Service as a result of any periods of Qualified Military Service.

              "PARTICIPANT" means either (a) an Employee who is participating in the Plan in accordance with Section 1.01 for whom an Account is being maintained; or (b) a former Employee of the Employer for whom an Account is being maintained.

              "PLAN" means the United Community Financial Corp. Employee Stock Ownership Plan, as amended, as embodied in the Plan document and amendments made hereto from time to time.

              "PLAN ADMINISTRATOR" means an administrative committee appointed by the Sponsor to perform the functions described in Section 14. In the absence of such appointment, the Sponsor will be the Plan Administrator. Notwithstanding the foregoing, the Sponsor will be the Plan Administrator for purposes of the reporting and disclosure requirements of Employee Retirement Income Security Act of 1974, as it shall be amended from time to time, and of the Code.

              "PLAN YEAR" means the fiscal year of the Plan beginning on January 1 and ending on December 31.

              "PROJECTED ANNUAL BENEFIT" means the annual benefit to which the Participant would be entitled under all Employer or Affiliate sponsored defined benefit plans, assuming that the Participant continues employment until his Normal Retirement Date, that the Participant's compensation continues until his Normal Retirement Date at the rate in effect during the current calendar year and that all other factors relevant for determining benefits under the plans remain constant at the level in effect during the current calendar year.

              "QUALIFIED MILITARY SERVICE" means any service in the "uniformed services" (as defined in Chapter 43 of Title 38 of the United States Code) by an Employee relating to reemployment initiated on or after December 12, 1994, if such Employee is entitled to reemployment rights under such chapter with respect to such service.

              "SHARES."  See "EMPLOYER SHARES."

              "SPONSOR" means United Community Financial Corp., or any successor employer that assumes the responsibilities and liabilities of the Plan.

              "SPOUSE" or "SURVIVING SPOUSE" means an individual who is legally married to the Participant, provided that an individual who was formerly married to the Participant will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as described in Code
Section 414(p).

              "TRUST" or "TRUST FUND" means the fund established pursuant to the terms of the Trust Agreement, which fund may be comprised of one or more investment funds.

              "TRUST AGREEMENT" means the agreement by and between the Sponsor and the Trustee for the management, investment and disbursement of assets held in the Trust Fund.

              "TRUSTEE" means the bank, trust company and/or individual designated by the Sponsor to hold and invest the Trust Fund and to pay benefits and expenses in accordance with the terms and provisions of the agreement by and between the Sponsor and such bank, trust company and/or individual. As of the Effective Date, the Trustee is Riggs Bank, N.A.

              "VALUATION DATE" means the last day of the Plan Year and any other date or dates fixed by the Plan Administrator for the valuation of assets and adjustments of Accounts.

              "YEAR(S) OF SERVICE" An Employee will be credited with a Year of Service for each Plan Year (excluding service described in Section 11.03, if any) in which he is credited with at least 1,000 Hours of Service. An Employee who terminates employment before the end of a Plan Year but after being credited with at least 1,000 Hours of Service will be credited with a Year of Service. In determining an Employee's Year(s) of Service, all periods of Qualified Military Service will be included.

         IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed by a duly authorized individual this 14 day of November, 2001.

                                                                UNITED COMMUNITY FINANCIAL CORP.

                                                                By: /S/ DOUGLAS M. MCKAY
                                                                   ----------------------------------------------
                                                                Name (Print): DOUGLAS M. MCKAY
                                                                   ----------------------------------------------
Date executed: NOVEMBER 14, 2001
               ------------------
                                                                Title: PRESIDENT AND CHAIRMAN OF THE BOARD

                                                                THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN,
                                                                OHIO



                                                                By: /S/ DOUGLAS M. MCKAY
                                                                   ----------------------------------------------

                                                                Name (Print): DOUGLAS M. MCKAY
                                                                   ----------------------------------------------
Date executed: NOVEMBER 15, 2001
               ------------------
                                                                Title: CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE
                                                                BOARD
